ADMA Biologics Reports Second Quarter 2014
 Financial and Operational Results

RAMSEY, N.J. – August 11, 2014 – ADMA Biologics, Inc. (OTCQB: ADMA), a late-stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases, today reported its financial and operational results for the second quarter ended June 30, 2014 and announced recent company developments and anticipated milestones for 2014.

“During the second quarter, we continued our clinical development progress for RI-002”, stated Adam Grossman, ADMA Biologics' President and Chief Executive Officer. “About one half of patients enrolled in the pivotal Phase III trial in PIDD have completed all scheduled study visits and more than 90% of the infusions of RI-002 have been administered.  Importantly, there have been no reported serious adverse events attributable to the study drug to date.  We are on schedule to report preliminary Phase III data in Q4 2014.”

“Additionally, we continue to see accelerated revenue growth from ADMA BioCenters,” continued Mr. Grossman.  “We generated $3.0 million in revenue for the first half of 2014, which was at the same level as our revenue for the entire fiscal year of 2013. We think this trend will continue as U.S. demand for source plasma is growing, while other countries require U.S. sourcing as well.  As we prepare to apply for uplisting on the Nasdaq Capital Market by the end of 2014, we are pleased to report that our ongoing clinical activities are on schedule and within budget.”

2014 Anticipated Milestones

•	Intend to announce preliminary data from pivotal Phase III study of RI-002 in PIDD (Primary Immune Deficiency Disease) patients
•	Apply to list ADMA Biologics common stock on the NASDAQ Capital Market
•	Expansion underway of ADMA BioCenters plasma collection operations
•	Intend to file Biologics License Application (BLA) for new ADMA BioCenters plasma collection facility

Financial Results for the Second Quarter Ended 2014

At June 30, 2014, the Company had cash, cash equivalents and short-term investments of approximately $24.2 million, compared with approximately $29.1 million at December 31, 2013.  The Company’s cash, cash equivalents and short-term investments as of June 30, 2014 are expected to fund operations into the first half of 2016.

The consolidated net loss for the quarter ended June 30, 2014 was approximately $3.9 million, or $0.43 per share, compared with a consolidated net loss of approximately $4.9 million, or $0.83 per share, for the quarter ended June 30, 2013.  Revenues totaled approximately $1.5 million for the quarter ended June 30, 2014, compared with approximately $0.7 million for the quarter ended June 30, 2013.  The narrowed net loss for the second quarter of 2014 was primarily attributed to lower research and development expenses of approximately $1.7 million as manufacturing activities for RI-002 were complete during the first quarter of 2014 and one-third of the patients in the Phase III study completed their scheduled infusions during the second quarter of 2014.  This was partially offset by increases in costs of product revenue and plasma center expenses attributed to increased sales of normal source plasma, donor collections and associated costs, increased plasma center operating costs as a result of advertising and promotion expenses, increased headcount and facility capital expenditures.  General and administrative expenses rose in the second quarter of 2014 primarily due to consulting services for commercial planning, market research and analysis of RI-002.

About ADMA Biologics, Inc.

ADMA is a late stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases. ADMA’s mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease or who may be immune-compromised for medical reasons. ADMA also operates ADMA Bio Centers Georgia, Inc., an FDA-licensed and GHA-certified source plasma collection facility located in Norcross, Georgia, which provides ADMA with a portion of its blood plasma for the manufacture of RI-002. For more information, please visit the Company’s website at www.admabiologics.com.

About ADMA’s lead product candidate RI-002

ADMA’s lead product candidate, RI-002 is a specialty plasma-derived, polyclonal, Intravenous Immune Globulin, or IGIV, derived from human plasma containing naturally occurring polyclonal antibodies (e.g., streptococcus pneumoniae, H. influenza type B, Cytomegalovirus (CMV), measles, tetanus, etc.) as well as high levels of antibodies targeted to respiratory syncytial virus (RSV). ADMA is pursuing an indication for the use of this specialty IGIV product for treatment of patients diagnosed with primary immune deficiency diseases, or PIDD. Polyclonal antibodies are the primary component of IGIV products. Polyclonal antibodies are proteins produced by B-cells that are used by the body’s immune system to neutralize microbes, such as bacteria and viruses. The polyclonal antibodies that are present in RI-002 are expected to prevent infections in immune-compromised patients. The product is currently being evaluated in a Phase III trial in the United States.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward looking statements.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “target,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning the timing, progress and results of the clinical development, the availability of preliminary data, the reporting of data, regulatory processes, potential clinical trial initiations, potential investigational new product applications, biologics license applications, expansion plans, the achievement of clinical and regulatory milestones, build out, opening and regulatory approval of plasma facilities, commercialization efforts of the Company's product candidate(s), trends relating to demand for source plasma and the potential listing of our common stock on the NASDAQ Capital Market. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results and the timing of certain events to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks listed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the U.S. Securities and Exchange Commission on March 28, 2014 and our other filings with the U.S. Securities and Exchange Commission including, among other things, risks as to whether any preliminary data will, if and when available, be encouraging, positive or will otherwise lead to an effective or approved product, whether we will be able to demonstrate efficacy or gain necessary approvals to market and commercialize any product, whether we will meet any of our clinical or regulatory milestones, open any new facilities, changes in supply and demand for source plasma, successfully list our securities on the NASDAQ Capital Market and whether we will meet any timing targets expressed by the Company.  Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward looking statements or to announce revisions to any of the forward-looking statements.

Contact:
Brian Lenz
Vice President and Chief Financial Officer
201-478-5552
www.admabiologics.com

ADMA BIOLOGICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Six Months Ended June 30, 2014 and 2013

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

REVENUES:
Product revenue	$1,481,430	$736,974	$3,023,100	$1,529,909
License revenue	18,889	6,296	37,778	6,296
Total Revenues	1,500,319	743,270	3,060,878	1,536,205

OPERATING EXPENSES:
Cost of product revenue	940,815	485,761	1,917,845	1,014,807
Research and development	1,783,909	3,470,350	6,114,366	4,937,934
Plasma centers	820,849	539,994	1,623,318	1,055,282
General and administrative	1,542,066	1,090,292	2,676,655	2,521,398

TOTAL OPERATING EXPENSES	5,087,639	5,586,397	12,332,184	9,529,421

LOSS FROM OPERATIONS	(3,587,320)	(4,843,127)	(9,271,306)	(7,993,216)

OTHER INCOME (EXPENSE):
Interest income	3,625	3,003	5,404	3,513
Interest expense	(342,750)	(158,844)	(569,635)	(287,640)
Change in fair value of stock warrants	(34,800)	21,027	(29,580)	57,755
Other income	-	82,497	-	82,497
TOTAL OTHER INCOME (EXPENSE)	(373,925)	(52,317)	(593,811)	(143,875)

NET LOSS	$(3,961,245)	$(4,895,444)	$(9,865,117)	$(8,137,091)

NET LOSS PER COMMON SHARE,
Basic and Diluted	$(0.43)	$(0.83)	$(1.06)	$(1.39)

WEIGHTED AVERAGE SHARES
OUTSTANDING, Basic and Diluted	9,291,823	5,871,002	9,291,823	5,871,002

ADMA BIOLOGICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2014 (Unaudited)	*December 31, 2013
Assets
Cash, cash equivalents and short-term investments	$24,182,609	$29,084,661
Total Assets	$27,882,931	$31,979,943

Accumulated deficit	$(62,501,691)	$(52,636,574)
Total Stockholders’ Equity	$12,302,576	$21,573,359

*Condensed from audited financial statements